Exhibit 99.1

Wayside Technology Group, Inc. Reports 2019 First Quarter Results

and Declares Quarterly Dividend

First quarter 2019 Financial Highlights:

Net sales                                                     $44.9 million

Net income                                                 $1.5 million

Diluted net income per share                      $0.32 per share

Dividend declared - $0.17 per share

EATONTOWN, NJ, May 8, 2019 – Wayside Technology Group, Inc. (NASDAQ: WSTG) today announced financial results for the first quarter ended March 31, 2019.    The results will be discussed in a conference call to be held on Thursday, May 9, 2019 at 10:00 a.m. EDT.  The dial-in telephone number is (844) 683-0552 and the pass code is “WSTG.”  This conference call will be webcast by NASDAQ OMX and can be accessed at Wayside Technology’s website at www.waysidetechnology.com/site/content/webcasts.

“We are encouraged with our progress towards our strategic goals this quarter,” said Steve DeWindt, President and Chief Executive Officer. “We are continuing to invest in sales, marketing and vendor recruitment to position us to deliver top quality services to our partners and are seeing the results in increases in sales and gross profit. I am looking forward to continuing our success as the go-to channel partner for emerging technology lines.”

Operating Results Highlights:

Net sales for the quarter ended March 31, 2019 increased 11% to $44.9 million compared to $40.5 million for the same period in 2018. Lifeboat Distribution segment net sales for the quarter ended March 31, 2019 increased 9% to $40.1 million compared to $36.8 million for the same period in 2018. TechXtend segment net sales for the quarter ended March 31, 2019 increased 29% to $4.8 million compared to $3.7 million for the same period in 2018.

Adjusted gross billings (non-GAAP) for the quarter ended March 31, 2019 increased 13% to $141.9 million compared to $125.1 million for the same period last year (see attached table for a discussion of adjusted gross billings).

Gross profit for the quarter ended March 31, 2019 increased 5% to $7.2 million compared to $6.9 million for the same period in 2018. Lifeboat Distribution segment gross profit for the quarter ended March 31, 2019 remained consistent at $6.2 million when compared to the same period in 2018. TechXtend segment gross profit for the quarter ended March 31, 2019 increased 46% to $1.0 million compared to $0.7 million for the same period in 2018.

Gross profit margin (gross profit as a percentage of net sales) for the quarter ended March 31, 2019 decreased by 0.9 percentage points to 16.1% compared to 17.0% for the same period in 2018. Lifeboat Distribution segment gross profit margin for the quarter ended March 31, 2019 decreased by 1.3 percentage points to 15.5% compared to 16.8% for the same period in 2018. TechXtend segment gross profit margin for the quarter ended March 31, 2019 increased 2.5 percentage points to 21.6% compared to 19.1% for the same period in 2018. The overall decrease in gross profit margin was primarily caused by a decline in the percentage mix of our products which are recorded net of the related cost of sales, or an effective 100% gross margin.

Total selling, general, and administrative (“SG&A”) expenses for the quarter ended March 31, 2019 increased to $5.5 million compared to $5.0 million for the same period in 2018, primarily due to higher business development and field sales personnel expenses. SG&A expenses were 12.3% of net sales for the quarter ended March 31, 2019 compared to 12.4% for the same period in 2018.

The Company recorded a provision for income taxes of $0.5 million for each of the quarters ended March 31, 2019 and 2018.

The Company reported net income of $1.5 million for the quarter ended March 31, 2019 compared to $1.6 million for the same period in 2018.

Diluted earnings per share for the quarter ended March 31, 2019 was $0.32 compared to diluted earnings per share of $0.36 for the same period in 2018.

On May 7, 2019, the Board of Directors declared a quarterly dividend of $0.17 per share of its common stock payable May 24, 2019 to shareholders of record on May 20, 2019.

Non-GAAP measures

As is further discussed in the attached tables, we use non-GAAP measures including Adjusted gross billings as supplemental measures of the performance of our business.  Our use of these measures has limitations and you should not consider them in isolation or use them as substitutes for analysis of our financial results under US GAAP. The attached tables provide a reconciliation of each non-GAAP measure to the most nearly comparable measure under US GAAP.

About Wayside Technology Group, Inc.

Wayside Technology Group, Inc. (NASDAQ: WSTG) is an IT channel company providing innovative sales and distribution solutions to technology vendors, resellers and system integrators since 1982. Wayside operates Lifeboat Distribution, a value-added distributor for virtualization/cloud computing, security, application and network infrastructure, business continuity/disaster recovery, database infrastructure and management, application lifecycle management, science/engineering, and other technically sophisticated products. The company helps vendors recruit and build multinational solution provider networks, power their networks, and drive incremental sales revenues that complement existing sales channels. Lifeboat Distribution services thousands of solution providers, VARs, systems integrators, corporate resellers, and consultants worldwide, helping them power a rich opportunity stream and build profitable product and service businesses.  The Company also offers specialty solutions to end user customers through its TechXtend business.

Additional information can be found by visiting www.waysidetechnology.com

The statements in this release concerning the Company’s future prospects are forward-looking statements that involve certain risks and uncertainties. Such risks and uncertainties could cause actual results to differ materially from those indicated by such forward-looking statements, and include, without limitation, the continued acceptance of the Company’s distribution channel by vendors and customers, the timely availability and acceptance of new products, product mix, market conditions, contribution of key vendor relationships and support programs, as well as factors that affect the software industry in general and other factors. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in our filings with the Securities and Exchange Commission. Except as otherwise required by law, the Company undertakes no obligation to update or revise these forward-looking statements.

–Tables Follow –

Investor Relations Contact:

Michael Vesey, Vice President and Chief Financial Officer

Wayside Technology Group, Inc.

(732) 389-0932

michael.vesey@waysidetechnology.com

WAYSIDE TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in thousands, except share and per share amounts)

	March 31,	December 31,
	2019	2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$14,062	$14,883
Accounts receivable, net of allowances of $743 and $785, respectively	84,206	81,351
Inventory, net	1,638	1,473
Vendor prepayments	1,575	3,172
Prepaid expenses and other current assets	2,718	1,988
Total current assets	104,199	102,867

Equipment and leasehold improvements, net	1,539	1,588
Right-of-use assets, net	2,069	—
Accounts receivable-long-term, net	3,097	3,156
Other assets	181	215
Deferred income taxes	79	145
	$111,164	$107,971
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$66,748	$66,653
Lease liability, current portion	410	—
Total current liabilities	67,158	66,653

Lease liability, net of current portion	2,465	—
Deferred rent and tenant allowances	—	745

Total liabilities	69,623	67,398

Commitments and contingencies

Stockholders’ equity:
Common stock, $.01 par value; 10,000,000 shares authorized; 5,284,500 shares issued: 4,513,369 and 4,496,494 shares outstanding, respectively	53	53
Additional paid-in capital	32,239	32,392
Treasury stock, at cost, 771,131 and 788,006 shares, respectively	(13,149)	(13,447)
Retained earnings	23,690	22,994
Accumulated other comprehensive loss	(1,292)	(1,419)
Total stockholders’ equity	41,541	40,573
	$111,164	$107,971

WAYSIDE TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

( Amounts in thousands, except per share data)

	Three months ended
	March 31,
	2019	2018

Net sales
Lifeboat segment	$40,055	$36,838
TechXtend segment	4,803	3,714
Total net sales	44,858	40,552

Cost of sales
Lifeboat segment	33,857	30,654
TechXtend segment	3,767	3,004
Total Cost of sales	37,624	33,658

Gross Profit	7,234	6,894

Operating expenses
Selling costs	2,921	2,435
Share-based compensation	165	349
Other general and administrative expenses	2,429	2,263
Total operating expenses	5,515	5,047

Income from operations	1,719	1,847

Interest, net	169	238
Foreign currency transaction gain	62	2
Income before provision for income taxes	1,950	2,087
Provision for income taxes	487	489

Net income	$1,463	$1,598

Income per common share - Basic	$0.32	$0.36
Income per common share - Diluted	$0.32	$0.36

Weighted average common shares outstanding - Basic	4,404	4,301
Weighted average common shares outstanding - Diluted	4,404	4,301

Dividends paid per common share	$0.17	0.17

Supplemental Revenue Information (unaudited)

The table below presents net sales by disaggregated revenue category:

	Three months ended
	March 31,
	2019	2018
Net Sales

Hardware, software and other products	$40,189	$35,862
Software - security & highly interdependent with support	1,892	2,103
Maintenance, support & other services	2,777	2,587
Net sales	$44,858	$40,552

Reconciliation of GAAP and Non-GAAP Financial Measures (unaudited)

The table below presents net sales reconciled to adjusted gross billings (Non-GAAP):

	Three months ended
	March 31,
	2019	2018
Adjusted gross billings (Non-GAAP) (1)

Net sales	$44,858	$40,552
Cost of sales related to Software - security and highly interdependent with support and maintenance, support and other services	97,008	84,532
Adjusted gross billings (Non-GAAP)	$141,866	$125,084

(1)

We define adjusted gross billings as net sales in accordance with U.S. GAAP, adjusted for the cost of sales related to Software – security and highly interdependent with support and Maintenance, support and other services. We provided a reconciliation of Adjusted gross billings to net sales, which is the most directly comparable U.S. GAAP measure. We use Adjusted gross billings of product and services as a supplemental measure of our performance to gain insight into the volume of business generated by our business, and to analyze the changes to our accounts receivable and accounts payable. Our use of Adjusted gross billings of product and services as analytical tools has limitations, and you should not consider them in isolation or as substitutes for analysis of our financial results as reported under U.S. GAAP. In addition, other companies, including companies in our industry, might calculate Adjusted gross billings of product and services or similarly titled measures differently, which may reduce their usefulness as comparative measures.